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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below contributes and appoints Jeffrey Hanft and Robert D. Rubin, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments, to the Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Date: _____________, 1995                  __________________________________
                                           Please Sign Name


                                           __________________________________
                                           Please Print Name